Exhibit 99.2

China Wind Systems, Inc. Elects Megan Penick as an Independent Director

Press Release
Source: China Wind Systems, Inc.
On Friday August 14, 2009, 11:00 am EDT

WUXI, China, Aug. 14 /PRNewswire-Asia-FirstCall/ -- China Wind Systems, Inc. (OTC Bulletin Board: CWSI - News; "China Wind Systems" or the "Company"), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, announced today that the board of directors has elected Ms. Megan Penick as a director. Following the election of Ms. Penick, who is an independent director, the Company's board of directors is now comprised of five members, three of whom are independent.

Ms. Penick will serve on the Company's audit and compensation committees. Ms. Penick is an attorney, licensed to practice in New York State. In her work, she focuses on working with United States and China-based companies and their boards in developing corporate governance best practices. She is presently the owner of Penick & Associates LLC, which provides corporate governance consulting. Prior to establishing her own company, Ms. Penick was a corporate and securities associate at Pryor Cashman, LLP, New York from April 2006 to May 2009, a legal consultant at Goldman Sachs' Hedge Fund Strategies Group from October 2005 to April 2006, and general counsel at Global Holding & Investment Co., LLC, a financial services company, from April 2004 to October 2005. She received her J.D. from New York Law School and is fluent in both Mandarin and English.

"We are delighted to have Ms. Penick join our board and believe she will provide valuable guidance to the senior management team as the Company grows and implements improved corporate governance practices," Mr. Jianhua Wu, Chairman and CEO of China Wind Systems, Inc., said. "Once again, our board is comprised of a majority of independent directors."

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company is expected soon to significantly increase its shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com .. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

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Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

    For further information, please contact:

    Company Contact:
    China Wind Systems, Inc.
     Mr. Leo Wang
     Chief Financial Officer
     Tel:   +1-877-224-6696 x705
     Email: leo.wang@chinawindsystems.com
     Web:   http://www.chinawindsystems.com

    Investor Relations Contact:
    CCG Investor Relations
     Mr. Crocker Coulson
     President
     Tel:   +1-646-213-1915 (NY Office)
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com

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